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                                                       Exhibit 24

                         POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Paul R. Kuhn, as his or her true and lawful agent and attorney-in-fact to execute in his or her name, place and stead the Registration Statement on Form S-8 of Kaman Corporation respecting 2,000,000 shares of Class A Common Stock issued or issuable in connection with the Kaman Corporation 2003 Stock Incentive Plan, respectively, and any and all amendments thereto and to file such Form S-8 and any such amendment thereto with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 7th day of June, 2004.


By: /s/ Brian E. Barents                    Director
    --------------------------
    Brian E. Barents

By: /s/ E. Reeves Callaway III              Director
    --------------------------
    E. Reeves Callaway III

By: /s/ John A. DiBiaggio                   Director
    --------------------------
    John A. DiBiaggio

By: /s/ Edwin A. Huston                     Director
    --------------------------
    Edwin A. Huston

By: /s/ C. William Kaman II                 Director
    --------------------------
    C. William Kaman II

By: /s/ Eileen S. Kraus                     Director
    --------------------------
    Eileen S. Kraus

By: /s/ Walter H. Monteith, Jr.             Director
    --------------------------
    Walter H. Monteith, Jr.

By: /s/ Richard J. Swift                     Director
    --------------------------
    Richard J. Swift

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